For Immediate Release

LPL Financial Announces Fourth Quarter and Full Year 2022 Results

Fourth Quarter 2022 Key Financial Results
•Net Income was $319 million, translating to diluted earnings per share ("EPS") of $3.95, up 199% from a year ago
•EPS prior to amortization of intangible assets and acquisition costs* increased 158% year-over-year to $4.21
◦Gross profit* increased 51% year-over-year to $972 million
◦Core G&A* increased 9% year-over-year to $327 million
◦EBITDA* increased 137% year-over-year to $533 million

Fourth Quarter 2022 Key Business Results
•Total advisory and brokerage assets decreased 8% year-over-year to $1.11 trillion
◦Advisory assets decreased 9% year-over-year to $583 billion
◦Advisory assets as a percentage of total assets decreased to 52.5%, down from 53.3% a year ago
•Total organic net new assets were $21 billion, representing 8% annualized growth
◦Organic net new advisory assets were $13 billion, representing 9% annualized growth
◦Organic net new brokerage assets were $9 billion, representing 7% annualized growth
•Recruited assets(1) were $15 billion
◦Recruited assets for the year were $82 billion, down approximately 8% from a year ago
•LPL Services Group had annualized revenue of $36 million in Q4, up 27% from a year ago
◦Services Group subscriptions were 4,479 at the end of Q4, up 1,457 year-over-year
•Advisor count(2) was 21,275, up 231 sequentially and 1,399 year-over-year
•Total client cash balances were $64 billion, a decrease of $3 billion sequentially and an increase of $7 billion year-over-year
◦Client cash balances as a percentage of total assets were 5.8%, down from 6.4% in the prior quarter, and up from 4.7% a year ago

Fourth Quarter 2022 Key Capital and Liquidity Results
•Corporate cash(3) was $459 million
•Leverage ratio(4) was 1.39x
•Share repurchases were $150 million and dividends paid of $20 million

Full Year 2022 Key Financial and Business Results
•Net Income was $846 million, translating to diluted EPS of $10.40, up 85% from a year ago
•EPS prior to amortization of intangible assets and acquisition costs* increased 64% year-over-year to $11.52
◦Gross profit* increased 30% year-over-year to $3.19 billion
◦Core G&A* increased 13% year-over-year to $1.19 billion
◦EBITDA* increased 63% year-over-year to $1.53 billion
•Total organic net new assets were $96 billion, representing an 8% growth rate, down from 13% in 2021
•Share repurchases were $325 million and dividends paid of $80 million
*See the Non-GAAP Financial Measures section and the endnotes to this release for further details about these non-GAAP financial measures.

Key Updates
•Enterprises:
◦Commerce Bank: Announced an agreement with Commerce Bank to transition support of Commerce Financial Advisors to LPL's Institution Services platform, expected to onboard around mid-year. Commerce supports ~30 financial advisors who collectively serve ~$4.4 billion of brokerage and advisory assets**.
•M&A:
◦Boenning & Scattergood: In January 2023, closed on the acquisition of the Private Client Group business of Boenning & Scattergood, a firm with ~30 financial advisors who serve ~$4 billion of brokerage and advisory assets
◦Financial Resources Group Investment Services ("FRGIS"): In January 2023, closed on the acquisition of FRGIS, an LPL branch office supporting ~800 financial advisors and 85 financial institutions, serving ~$40 billion of brokerage and advisory assets
•Debt Rating: Moody's upgraded LPL to an investment grade rating (Baa3) on November 14, 2022
•Core G&A*:
◦2022 Core G&A* was $1,192 million, which translates to a 13% growth rate year-over-year, and was within our outlook range of $1,185 million to $1,195 million
◦In 2023, the environment is creating an opportunity to accelerate investments to advance our strategic priorities. Accordingly, we plan to grow 2023 Core G&A* at a similar rate to 2022. Our 2023 Core G&A* outlook range is ~12% to ~15% year-over-year growth, or $1,335 million to $1,370 million
•Capital Management:
◦Share repurchases: increased Q4 2022 repurchases to $150 million and plan to further increase in Q1 2023 to $250 million
◦Dividend: increasing quarterly cash dividend by 20% to $0.30 per share beginning in Q1 2023
SAN DIEGO — February 2, 2023 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its fourth quarter ended December 31, 2022, reporting net income of $319 million, or $3.95 per share. This compares with $108 million, or $1.32 per share, in the fourth quarter of 2021 and $232 million, or $2.86 per share, in the prior quarter.
"In 2022, we remained focused on our mission of taking care of our advisors, so they can take care of their clients,” said Dan Arnold, President and CEO. “This focus drove continued business growth, market share gains, and solid financial results. As we look ahead, we continue to strive to be the best at empowering advisors – to deliver great advice to their clients and to be great operators of their businesses.”
“Looking at 2022, we are proud of what we accomplished within our framework for driving long-term shareholder value,” said Matt Audette, CFO. “We continued to grow assets organically in both our traditional and new markets, successfully onboarded new enterprise clients, announced two strategic acquisitions, and developed our new liquidity & succession capability, including closing on our first few transactions. Going forward, our business momentum and financial strength position us well to continue creating long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.30 per share dividend to be paid on March 28, 2023 to all stockholders of record as of March 14, 2023.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. ET on Thursday, February 2. The conference call will be accessible at investor.lpl.com/events, with a replay available until February 23.

Contacts
Investor Relations
investor.relations@lplfinancial.com

**Estimates are based on prior business reported by Commerce, which has not been independently and fully verified by LPL Financial.

(617) 897-4574

Media Relations
media.relations@lplfinancial.com
(980) 321-1232
About LPL Financial
LPL Financial Holdings Inc. (Nasdaq: LPLA) was founded on the principle that the firm should work for the advisor, and not the other way around. Today, LPL is a leader in the markets we serve(5), serving more than 21,000 financial advisors, including advisors at approximately 1,100 enterprises and at approximately 500 registered investment advisor ("RIA") firms nationwide. We are steadfast in our commitment to the advisor-mediated model and the belief that investors deserve access to personalized guidance from a financial advisor. We believe advisors should have the freedom to choose the business model, services and technology they need and to manage their client relationships. Simply put, we take care of our advisors, so they can take care of their clients.
LPL and its affiliated companies provide financial services only from the United States.
Securities and Advisory services offered through LPL Financial LLC ("LPL Financial"), an SEC-registered broker-dealer and investment advisor. Member FINRA/SIPC. We routinely disclose information that may be important to shareholders in the "Investor Relations" or "Press Releases" section of our website.
Forward-Looking Statements
This press release contains statements regarding:

•the amount and timing of the onboarding of acquired or recruited brokerage and advisory assets;
•the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2023 Core G&A* outlook); and
•future capabilities, future advisor service experience, future investments and capital deployment, including share repurchase activity and dividends, if any, and long-term shareholder value.

These and any other statements that are not related to present facts or current conditions, or that are not purely historical, constitute forward-looking statements. They reflect the Company's expectations and objectives as of February 2, 2023 and are not guarantees that expectations or objectives expressed or implied will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•difficulties and delays in onboarding the assets of acquired or recruited advisors;
•disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;
•the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;
•changes in general economic and financial market conditions, including retail investor sentiment;
•changes in interest rates and fees payable by banks participating in the Company's client cash programs, including the Company's strategy and success in managing client cash program fees;
•changes in the growth and profitability of the Company's fee-based offerings;
•fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenues;
•effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and enterprises;
•whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;
•the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;
•the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;
•changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs;

•the execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements and efficiencies expected to result from its initiatives, acquisitions and programs; and
•the other factors set forth in the Company's most recent Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the Securities and Exchange Commission.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, and you should not rely on statements contained herein as representing the Company's view as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Three Months Ended
	December 31,	September 30,		December 31,
	2022	2022	Change	2021	Change
REVENUE
Advisory	$902,440	$923,766	(2%)	$997,338	(10%)
Asset-based:
Client cash	419,215	294,993	42%	82,109	n/m
Other asset-based	191,797	194,270	(1%)	219,931	(13%)
Total asset-based	611,012	489,263	25%	302,040	102%
Commission:
Trailing	311,194	315,087	(1%)	364,455	(15%)
Sales-based	271,089	269,893	—%	248,382	9%
Total commission	582,283	584,980	—%	612,837	(5%)
Service and fee	120,022	121,745	(1%)	110,385	9%
Transaction	46,790	43,328	8%	39,306	19%
Interest income, net	37,168	22,092	68%	7,780	n/m
Other	33,472	(22,116)	n/m	24,506	37%
Total revenue	2,333,187	2,163,058	8%	2,094,192	11%
EXPENSE
Advisory and commission	1,341,743	1,304,528	3%	1,431,157	(6%)
Compensation and benefits	223,952	208,051	8%	209,630	7%
Promotional	80,455	94,510	(15%)	87,743	(8%)
Occupancy and equipment	58,144	54,636	6%	47,800	22%
Depreciation and amortization	54,241	51,669	5%	40,816	33%
Interest expense on borrowings	37,082	33,186	12%	27,121	37%
Amortization of other intangibles	22,542	22,654	—%	20,373	11%
Professional services	19,336	16,871	15%	18,384	5%
Brokerage, clearing and exchange	19,251	20,850	(8%)	20,372	(6%)
Communications and data processing	18,525	17,812	4%	15,549	19%
Other	38,697	31,557	23%	38,688	—%
Total expense	1,913,968	1,856,324	3%	1,957,633	(2%)
INCOME BEFORE PROVISION FOR INCOME TAXES	419,219	306,734	37%	136,559	n/m
PROVISION FOR INCOME TAXES	100,137	74,403	35%	28,478	n/m
NET INCOME	$319,082	$232,331	37%	$108,081	195%
EARNINGS PER SHARE
Earnings per share, basic	$4.01	$2.91	38%	$1.35	197%
Earnings per share, diluted	$3.95	$2.86	38%	$1.32	199%
Weighted-average shares outstanding, basic	79,483	79,805	—%	80,064	(1%)
Weighted-average shares outstanding, diluted	80,875	81,250	—%	81,744	(1%)

LPL Financial Holdings Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Years Ended
	December 31,
	2022	2021	Change
REVENUE
Advisory	$3,875,154	$3,525,430	10%
Commission:
Trailing	1,292,358	1,404,628	(8%)
Sales-based	1,033,806	974,055	6%
Total commission	2,326,164	2,378,683	(2%)
Asset-based:
Client cash	953,624	360,847	164%
Other asset-based	806,649	787,220	2%
Total asset-based	1,760,273	1,148,067	53%
Service and fee	467,381	411,761	14%
Transaction	181,260	156,336	16%
Interest income, net	77,126	28,577	170%
Other	(86,533)	71,976	n/m
Total revenue	8,600,825	7,720,830	11%
EXPENSE
Advisory and commission	5,324,827	5,180,090	3%
Compensation and benefits	820,736	741,003	11%
Promotional	339,994	302,285	12%
Occupancy and equipment	219,798	185,531	18%
Depreciation and amortization	199,817	151,428	32%
Interest expense on borrowings	126,234	104,414	21%
Amortization of other intangibles	87,560	79,260	10%
Brokerage, clearing and exchange	86,063	86,023	—%
Professional services	72,519	73,231	(1%)
Communications and data processing	67,687	60,296	12%
Loss on extinguishment of debt	—	24,400	(100%)
Other	143,937	131,540	9%
Total expense	7,489,172	7,119,501	5%
INCOME BEFORE PROVISION FOR INCOME TAXES	1,111,653	601,329	85%
PROVISION FOR INCOME TAXES	265,951	141,463	88%
NET INCOME	$845,702	$459,866	84%
EARNINGS PER SHARE
Earnings per share, basic	$10.60	$5.75	84%
Earnings per share, diluted	$10.40	$5.63	85%
Weighted-average shares outstanding, basic	79,801	80,002	—%
Weighted-average shares outstanding, diluted	81,285	81,742	(1%)

LPL Financial Holdings Inc.
Consolidated Statements of Financial Condition
(In thousands, except share data)
(Unaudited)

	December 31, 2022	September 30, 2022	December 31, 2021
ASSETS
Cash and equivalents	$847,519	$1,219,418	$495,246
Cash and equivalents segregated under federal or other regulations	2,199,362	2,268,090	1,496,463
Restricted cash	90,389	91,712	80,655
Receivables from clients, net	561,569	635,380	578,889
Receivables from brokers, dealers and clearing organizations	56,276	120,211	102,503
Advisor loans, net	1,123,004	1,022,546	963,869
Other receivables, net	677,766	645,731	581,483
Investment securities ($36,758, $45,093 and $39,274 at fair value at December 31, 2022, September 30, 2022 and December 31, 2021, respectively)	52,610	62,177	49,192
Property and equipment, net	780,357	751,478	658,841
Goodwill	1,642,468	1,642,468	1,642,443
Other intangibles, net	427,676	427,791	455,028
Other assets	1,023,230	808,781	886,988
Total assets	$9,482,226	$9,695,783	$7,991,600
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Client payables	$2,694,929	$3,275,860	$1,712,224
Payables to brokers, dealers and clearing organizations	147,752	168,485	170,119
Accrued advisory and commission expenses payable	203,292	194,480	222,379
Corporate debt and other borrowings, net	2,717,444	2,719,096	2,814,044
Accounts payable and accrued liabilities	448,630	392,810	384,025
Other liabilities	1,102,627	945,540	1,018,276
Total liabilities	7,314,674	7,696,271	6,321,067
STOCKHOLDERS’ EQUITY:
Common stock, $0.001 par value; 600,000,000 shares authorized; 129,655,843 shares, 129,543,504 shares and 128,758,086 shares issued at December 31, 2022, September 30, 2022 and December 31, 2021, respectively	130	129	129
Additional paid-in capital	1,912,886	1,896,433	1,841,402
Treasury stock, at cost — 50,407,844 shares, 49,784,348 shares and 48,768,145 shares at December 31, 2022, September 30, 2022 and December 31, 2021, respectively	(2,846,536)	(2,696,591)	(2,498,600)
Retained earnings	3,101,072	2,799,541	2,327,602
Total stockholders’ equity	2,167,552	1,999,512	1,670,533
Total liabilities and stockholders’ equity	$9,482,226	$9,695,783	$7,991,600

LPL Financial Holdings Inc.
Management's Statements of Operations
(In thousands, except per share data)
(Unaudited)
Certain information in this release is presented as reviewed by the Company’s management and includes information derived from the Company’s unaudited consolidated statements of income, non-GAAP financial measures and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" in this release.

	Quarterly Results
	Q4 2022	Q3 2022	Change	Q4 2021	Change
Gross Profit(6)
Advisory	$902,440	$923,766	(2%)	$997,338	(10%)
Trailing commissions	311,194	315,087	(1%)	364,455	(15%)
Sales-based commissions	271,089	269,893	—%	248,382	9%
Advisory fees and commissions	1,484,723	1,508,746	(2%)	1,610,175	(8%)
Production-based payout(7)	(1,313,026)	(1,326,331)	(1%)	(1,410,458)	(7%)
Advisory fees and commissions, net of payout	171,697	182,415	(6%)	199,717	(14%)
Client cash(8)	439,181	303,681	45%	82,455	n/m
Other asset-based(9)	191,797	194,270	(1%)	219,927	(13%)
Service and fee	120,022	121,745	(1%)	110,385	9%
Transaction	46,790	43,328	8%	39,306	19%
Interest income and other, net(10)	21,957	13,091	68%	11,245	95%
Total net advisory fees and commissions and attachment revenue	991,444	858,530	15%	663,035	50%
Brokerage, clearing and exchange expense	(19,251)	(20,850)	(8%)	(20,372)	(6%)
Gross Profit(6)	972,193	837,680	16%	642,663	51%

G&A Expense
Core G&A(11)	327,040	298,026	10%	299,401	9%
Regulatory charges	9,325	7,847	19%	8,442	10%
Promotional (ongoing)(12)(13)	84,077	98,667	(15%)	86,071	(2%)
Acquisition costs(13)	6,435	7,498	(14%)	14,291	(55%)
Employee share-based compensation	12,232	11,399	7%	9,589	28%
Total G&A	439,109	423,437	4%	417,794	5%
EBITDA(14)	533,084	414,243	29%	224,869	137%
Depreciation and amortization	54,241	51,669	5%	40,816	33%
Amortization of other intangibles	22,542	22,654	—%	20,373	11%
Interest expense on borrowings	37,082	33,186	12%	27,121	37%
INCOME BEFORE PROVISION FOR INCOME TAXES	419,219	306,734	37%	136,559	n/m
PROVISION FOR INCOME TAXES	100,137	74,403	35%	28,478	n/m
NET INCOME	$319,082	$232,331	37%	$108,081	195%
Earnings per share, diluted	$3.95	$2.86	38%	$1.32	199%
Weighted-average shares outstanding, diluted	80,875	81,250	—%	81,744	(1%)
EPS prior to amortization of intangible assets and acquisition costs(15)	$4.21	$3.13	35%	$1.63	158%

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2022	Q3 2022	Change	Q4 2021	Change
Market Drivers
S&P 500 Index (end of period)	3,840	3,586	7%	4,766	(19%)
Russell 2000 Index (end of period)	1,761	1,665	6%	2,245	(22%)
Fed Funds daily effective rate (average bps)	366	219	147bps	8	358bps

Advisory and Brokerage Assets(16)
Advisory assets	$583.1	$542.6	7%	$643.2	(9%)
Brokerage assets	527.7	495.8	6%	563.2	(6%)
Total Advisory and Brokerage Assets	$1,110.8	$1,038.4	7%	$1,206.4	(8%)
Advisory as a % of Total Advisory and Brokerage Assets	52.5%	52.3%	20bps	53.3%	(80bps)

Assets by Platform
Corporate advisory assets(17)	$389.1	$361.6	8%	$429.6	(9%)
Independent RIA advisory assets(17)	194.0	181.0	7%	213.6	(9%)
Brokerage assets	527.7	495.8	6%	563.2	(6%)
Total Advisory and Brokerage Assets	$1,110.8	$1,038.4	7%	$1,206.4	(8%)

Centrally Managed Assets
Centrally managed assets(18)	$89.2	$83.0	7%	$96.1	(7%)
Centrally Managed as a % of Total Advisory Assets	15.3%	15.3%	—bps	14.9%	40bps

LPL Financial Holdings Inc.
Operating Metrics
(Dollars in billions, except where noted)
(Unaudited)

	Q4 2022	Q3 2022	Change	Q4 2021	Change
Net New Assets (NNA)(19)
Net new advisory assets	$12.6	$11.0	n/m	$24.2	n/m
Net new brokerage assets	8.6	8.9	n/m	2.0	n/m
Total Net New Assets	$21.3	$19.9	n/m	$26.2	n/m

Organic Net New Assets
Organic net new advisory assets	$12.6	$11.0	n/m	$24.2	n/m
Organic net new brokerage assets	8.6	8.9	n/m	2.0	n/m
Total Organic Net New Assets	$21.3	$19.9	n/m	$26.2	n/m

Net brokerage to advisory conversions(20)	$1.5	$1.7	n/m	$3.4	n/m
Organic advisory NNA annualized growth(21)	9.3%	7.9%	n/m	16.3%	n/m
Total organic NNA annualized growth(21)	8.2%	7.5%	n/m	9.2%	n/m

Net New Advisory Assets(19)
Corporate RIA net new advisory assets	$8.4	$7.1	n/m	$17.0	n/m
Independent RIA net new advisory assets	4.3	3.9	n/m	7.2	n/m
Total Net New Advisory Assets	$12.6	$11.0	n/m	$24.2	n/m
Centrally managed net new advisory assets(19)	$1.3	$2.2	n/m	$4.4	n/m

Client Cash Balances(22)
Insured cash account sweep	$46.8	$47.7	(2%)	$30.0	56%
Deposit cash account sweep	11.5	12.7	(9%)	9.3	24%
Total Bank Sweep	58.4	60.3	(3%)	39.3	49%
Money market sweep	3.0	3.2	(6%)	16.1	(81%)
Total Client Cash Sweep Held by Third Parties	61.4	63.5	(3%)	55.4	11%
Client cash account	2.7	3.3	(18%)	1.7	59%
Total Client Cash Balances	$64.1	$66.8	(4%)	$57.1	12%
Client Cash Balances as a % of Total Assets	5.8%	6.4%	(60bps)	4.7%	110bps

Client Cash Balances Average Yields - bps(23)
Insured cash account sweep	291	212	79	101	190
Deposit cash account sweep	254	157	97	19	235
Money market sweep	32	38	(6)	3	29
Client cash account(24)	322	208	114	12	310
Total Client Cash Balances Average Yield - bps	273	180	93	63	210

Net buy (sell) activity(25)	$25.0	$20.3	n/m	$16.0	n/m

Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Monthly Metrics
(Dollars in billions, except where noted)
(Unaudited)

	December 2022	November 2022	Change	October 2022	September 2022
Advisory and Brokerage Assets(16)
Advisory assets	$583.1	$599.0	(3%)	$569.3	$542.6
Brokerage assets	527.7	536.9	(2%)	517.3	495.8
Total Advisory and Brokerage Assets	$1,110.8	$1,135.9	(2%)	$1,086.6	$1,038.4

Net New Assets (NNA)(19)
Net new advisory assets	$7.4	$3.6	n/m	$1.6	$3.8
Net new brokerage assets	4.2	2.0	n/m	2.4	1.6
Total Net New Assets	$11.7	$5.6	n/m	$4.0	$5.4
Net brokerage to advisory conversions(20)	$0.5	$0.7	n/m	$0.3	$0.4

Organic Net New Assets (NNA)
Net new advisory assets	$7.4	$3.6	n/m	$1.6	$3.8
Net new brokerage assets	4.2	2.0	n/m	2.4	1.6
Total Organic Net New Assets	$11.7	$5.6	n/m	$4.0	$5.4

Client Cash Balances(22)
Insured cash account sweep	$46.8	$45.4	3%	$46.9	$47.7
Deposit cash account sweep	11.5	11.5	—%	12.2	12.7
Total Bank Sweep	58.4	56.8	3%	59.1	60.3
Money market sweep	3.0	3.0	—%	3.1	3.2
Total Client Cash Sweep Held by Third Parties	61.4	59.8	3%	62.2	63.5
Client cash account	2.7	2.7	—%	3.0	3.3
Total Client Cash Balances	$64.1	$62.5	3%	$65.2	$66.8

Net buy (sell) activity(25)	$7.9	$9.4	n/m	$7.7	$5.2

Market Drivers
S&P 500 index (end of period)	3,840	4,080	(6%)	3,872	3,586
Russell 2000 Index (end of period)	1,761	1,887	(7%)	1,847	1,665
Fed funds effective rate (average bps)	409	377	32bps	308	260
Note: Totals may not foot due to rounding.

LPL Financial Holdings Inc.
Financial Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2022	Q3 2022	Change	Q4 2021	Change
Commission Revenue by Product
Annuities	$331,251	$327,386	1%	$310,889	7%
Mutual funds	157,961	164,190	(4%)	198,210	(20%)
Fixed income	32,249	32,729	(1%)	29,427	10%
Equities	25,626	24,278	6%	33,604	(24%)
Other	35,196	36,397	(3%)	40,707	(14%)
Total commission revenue	$582,283	$584,980	—%	$612,837	(5%)

Commission Revenue by Sales-based and Trailing
Sales-based commissions
Annuities	$153,863	$152,343	1%	$108,023	42%
Mutual funds	33,601	34,074	(1%)	46,986	(28%)
Fixed income	32,249	32,729	(1%)	29,427	10%
Equities	25,626	24,278	6%	33,604	(24%)
Other	25,750	26,469	(3%)	30,342	(15%)
Total sales-based commissions	$271,089	$269,893	—%	$248,382	9%
Trailing commissions
Annuities	$177,388	$175,043	1%	$202,866	(13%)
Mutual funds	124,360	130,116	(4%)	151,224	(18%)
Other	9,446	9,928	(5%)	10,365	(9%)
Total trailing commissions	$311,194	$315,087	(1%)	$364,455	(15%)
Total commission revenue	$582,283	$584,980	—%	$612,837	(5%)

Payout Rate(7)	88.44%	87.91%	53bps	87.60%	84bps

LPL Financial Holdings Inc.
Capital Management Measures
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2022	Q3 2022	Q4 2021
Cash and equivalents	$847,519	$1,219,418	$495,246
Cash at regulated subsidiaries	(392,571)	(917,700)	(284,105)
Excess cash at regulated subsidiaries per the Credit Agreement	4,439	122,562	25,846
Corporate Cash(3)	$459,387	$424,280	$236,987

Corporate Cash(3)
Cash at Parent	$448,180	$292,885	$202,407
Excess cash at regulated subsidiaries per the Credit Agreement	4,439	122,562	25,846
Cash at non-regulated subsidiaries	6,768	8,833	8,734
Corporate Cash	$459,387	$424,280	$236,987

Leverage Ratio
Total debt	$2,737,900	$2,740,575	$2,838,600
Total corporate cash	459,387	424,280	236,987
Credit Agreement Net Debt	$2,278,513	$2,316,295	$2,601,613
Credit Agreement EBITDA (trailing twelve months)(26)	$1,639,114	$1,344,524	$1,150,691
Leverage Ratio	1.39x	1.72x	2.26x

	December 31, 2022
Total Debt	Balance	Current Applicable Margin	Interest Rate	Maturity
Revolving Credit Facility(a)	$—	LIBOR+125bps	5.642%	3/15/2026
Broker-Dealer Revolving Credit Facility(b)	—	SOFR+135bps	5.650%	8/3/2023
Senior Secured Term Loan B	1,037,900	LIBOR+175 bps(c)	5.870%	11/12/2026
Senior Unsecured Notes	400,000	4.625% Fixed	4.625%	11/15/2027
Senior Unsecured Notes	900,000	4.000% Fixed	4.000%	3/15/2029
Senior Unsecured Notes	400,000	4.375% Fixed	4.375%	5/15/2031
Total / Weighted Average	$2,737,900		4.855%

(a)Secured borrowing capacity of $1 billion at LPL Holdings, Inc. (the "Parent").
(b)Unsecured borrowing capacity of $1 billion at LPL Financial LLC.
(c)The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

LPL Financial Holdings Inc.
Key Business and Financial Metrics
(Dollars in thousands, except where noted)
(Unaudited)

	Q4 2022	Q3 2022	Change	Q4 2021	Change
Advisors
Advisors	21,275	21,044	1%	19,876	7%
Net new advisors	231	173	n/m	249	n/m
Annualized advisory fees and commissions per advisor(27)	$281	$288	(2%)	$326	(14%)
Average total assets per advisor ($ in millions)(28)	$52.2	$49.3	6%	$60.7	(14%)
Transition assistance loan amortization ($ in millions)(29)	$45.4	$42.5	7%	$39.6	15%
Total client accounts (in millions)	7.9	7.8	1%	7.2	10%

Employees	6,415	6,141	4%	5,919	8%

Services Group
Services Group subscriptions(30)
Professional Services	1,484	1,459	2%	1,235	20%
Business Optimizers	2,802	2,605	8%	1,787	57%
Planning and Advice	193	169	14%	—	100%
Total Services Group subscriptions	4,479	4,233	6%	3,022	48%
Services Group advisor count	3,039	2,926	4%	2,266	34%

AUM retention rate (quarterly annualized)(31)	98.2%	98.4%	(20bps)	98.3%	(10bps)

Capital Management
Capital expenditures ($ in millions)(32)	$74.4	$82.4	(10%)	$76.0	(2%)

Share repurchases ($ in millions)	$150.0	$75.0	100%	$50.0	200%
Dividends ($ in millions)	19.9	20.0	(1%)	20.0	(1%)
Total Capital Returned ($ in millions)	$169.9	$95.0	79%	$70.0	143%

Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS prior to amortization of intangible assets and acquisition costs and Adjusted net income
EPS prior to amortization of intangible assets and acquisition costs is defined as adjusted net income, a non-GAAP measure defined as net income plus the after-tax impact of amortization of other intangibles and acquisition costs, divided by the weighted average number of diluted shares outstanding for the applicable period. The Company presents adjusted net income and EPS prior to amortization of intangible assets and acquisition costs because management believes that these metrics can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items and acquisition costs that management does not believe impact the Company’s ongoing operations. Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are not measures of the Company's financial performance under GAAP and should not be considered as alternatives to net income, earnings per diluted share or any other performance measure derived in accordance with GAAP. For a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs, please see the endnote disclosures in this release.
Gross profit
Gross profit is calculated as total revenue less advisory and commission expense and brokerage, clearing and exchange expense. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers gross profit to be a non-GAAP financial measure that may not be comparable to similar measures used by others in its industry. Management believes that gross profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. For a calculation of gross profit, please see the endnote disclosures in this release.
Core G&A
Core G&A consists of total expense less the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; loss on extinguishment of debt; promotional (ongoing); acquisition costs; employee share-based compensation; and regulatory charges. Management presents core G&A because it believes core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission, or which management views as promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. For a reconciliation of the Company's total expense to core G&A, please see the endnote disclosures of this release. The Company does not provide an outlook for its total expense because it contains expense components, such as advisory and commission, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for total expense to an outlook for core G&A cannot be made available without unreasonable effort.
EBITDA
EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to EBITDA, please see the endnote disclosures in this release.
Credit Agreement EBITDA
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's amended and restated credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles, and is further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. For a reconciliation of net income to Credit Agreement EBITDA, please see the endnote disclosures in this release.

Endnote Disclosures
(1) Represents the estimated total advisory and brokerage assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial, in connection with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters and the actual amount transitioned may vary from the estimate.
(2) The terms “Financial Advisors” and “Advisors” refer to registered representatives and/or investment advisor representatives affiliated with LPL Financial, an SEC-registered broker-dealer and investment advisor. Year-over-year figure reflects the addition of 562 advisors from CUNA Brokerage Services, Inc. in Q2 2022.
(3) Corporate cash, a component of cash and equivalents, is the sum of cash and equivalents from the following: (1) cash and equivalents held at LPL Holdings, Inc., (2) cash and equivalents held at regulated subsidiaries as defined by the Company's Credit Agreement, which include LPL Financial and The Private Trust Company, N.A., in excess of the capital requirements of the Company's Credit Agreement (which, in the case of LPL Financial, is net capital in excess of 10% of its aggregate debits, or five times the net capital required in accordance with Exchange Act Rule 15c3-1) and (3) cash and equivalents held at non-regulated subsidiaries.
(4) Compliance with the Leverage Ratio is only required under the Company's revolving credit facility.
(5) The Company was named Top RIA custodian (Cerulli Associates, 2020 U.S. RIA Marketplace Report); No. 1 Independent Broker-Dealer in the U.S. (based on total revenues, Financial Planning magazine 1996-2022); and, among third-party providers of brokerage services to banks and credit unions, No. 1 in AUM Growth from Financial Institutions; No. 1 in Market Share of AUM from Financial Institutions; No. 1 in Market Share of Revenue from Financial Institutions; No. 1 on Financial Institution Market Share; No. 1 on Share of Advisors (2021-2022 Kehrer Bielan Research and Consulting Annual TPM Report). Fortune 500 as of June 2021.
(6) Gross profit is a non-GAAP financial measure. Please see a description of gross profit under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a calculation of gross profit for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
Total revenue	$2,333,187	$2,163,058	$2,094,192
Advisory and commission expense	1,341,743	1,304,528	1,431,157
Brokerage, clearing and exchange expense	19,251	20,850	20,372
Gross profit	$972,193	$837,680	$642,663

Below is a calculation of gross profit for the years ended December 31, 2022 and 2021 (in thousands):

	Years Ended December 31,
	2022	2021
Total revenue	$8,600,825	$7,720,830
Advisory and commission expense	5,324,827	5,180,090
Brokerage, clearing and exchange expense	86,063	86,023
Gross profit	$3,189,935	$2,454,717

(7) Production-based payout is a financial measure calculated as advisory and commission expense plus (less) advisor deferred compensation expense. The payout rate is calculated by dividing the production-based payout by total advisory and commission revenue. Below is a reconciliation of the Company’s advisory and commission expense to the production-based payout and a calculation of the payout rate for the periods presented (in thousands, except payout rate):

	Q4 2022	Q3 2022	Q4 2021
Advisory and commission expense	$1,341,743	$1,304,528	$1,431,157
(Less) Plus: Advisor deferred compensation expense	(28,717)	21,803	(20,699)
Production-based payout	$1,313,026	$1,326,331	$1,410,458

Advisory and commission revenue	$1,484,723	$1,508,746	$1,610,175

Payout rate	88.44%	87.91%	87.60%
(8) Client cash revenue as presented in Management's Statements of Operations is calculated as client cash revenue, which is a component of asset-based revenue on the Company's consolidated statements of income, plus interest income on client cash account ("CCA") balances segregated under federal or other regulations and revenue from purchased money market funds. Below is a reconciliation of client cash revenue per the consolidated statements of income to client cash revenue per Management's Statements of Operations for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
Client cash	$419,215	$294,993	$82,109
Plus: Interest income on CCA balances segregated under federal or other regulations(10)	19,966	8,688	342
Plus: Revenue from purchased money market funds(9)	—	—	4
Total client cash revenue	$439,181	$303,681	$82,455
(9)     Consists of revenue from the Company's sponsorship programs with financial product manufacturers, omnibus processing and networking services, and revenue from purchased money market funds but does not include fees from client cash programs.
(10) Interest income and other, net is a financial measure calculated as interest income, net plus (less) other revenue, plus (less) advisor deferred compensation expense, less interest income on CCA balances segregated under federal or other regulations. Below is a reconciliation of interest income, net and other revenue to interest income and other, net for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
Interest income, net	$37,168	$22,092	$7,780
Plus (Less): Other revenue	33,472	(22,116)	24,506
(Less) Plus: Advisor deferred compensation expense	(28,717)	21,803	(20,699)
(Less): Interest income on CCA balances segregated under federal or other regulations	(19,966)	(8,688)	(342)
Interest income and other, net	$21,957	$13,091	$11,245

(11)     Core G&A is a non-GAAP financial measure. Please see a description of core G&A under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of the Company's total expense to core G&A for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
Core G&A Reconciliation
Total expense	$1,913,968	$1,856,324	$1,957,633
Advisory and commission	1,341,743	1,304,528	1,431,157
Depreciation and amortization	54,241	51,669	40,816
Interest expense on borrowings	37,082	33,186	27,121
Amortization of other intangibles	22,542	22,654	20,373
Brokerage, clearing and exchange	19,251	20,850	20,372
Total G&A	439,109	423,437	417,794
Promotional (ongoing)(12)(13)	84,077	98,667	86,071
Employee share-based compensation	12,232	11,399	9,589
Regulatory charges	9,325	7,847	8,442
Acquisition costs(13)	6,435	7,498	14,291
Core G&A	$327,040	$298,026	$299,401
Below is a reconciliation of the Company's total expense to core G&A for the years presented (in thousands):

	Years Ended December 31,
	2022	2021
Core G&A Reconciliation
Total expense	$7,489,172	$7,119,501
Advisory and commission	5,324,827	5,180,090
Depreciation and amortization	199,817	151,428
Interest expense on borrowings	126,234	104,414
Amortization of other intangibles	87,560	79,260
Brokerage, clearing and exchange	86,063	86,023
Loss on extinguishment of debt	—	24,400
Total G&A	1,664,671	1,493,886
Promotional (ongoing)(12)(13)	353,946	288,016
Employee share-based compensation	50,050	41,844
Acquisition costs(13)	36,165	76,388
Regulatory charges	32,564	29,430
Core G&A	$1,191,946	$1,058,208
(12) Promotional (ongoing) for the three and twelve months ended December 31, 2022 includes $3.6 million and $16.1 million, respectively, of support costs related to full-time employees that are classified within Compensation and benefits expense in the consolidated statements of income and excludes costs that have been incurred as part of acquisitions that have been classified within acquisition costs. Promotional (ongoing) includes $4.4 million of such support costs for the three months ended September 30, 2022.

(13) Acquisition costs include the costs to setup, onboard and integrate acquired entities. The below table summarizes the primary components of acquisition costs for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
Acquisition costs
Compensation and benefits	$3,543	$4,722	$6,037
Professional services	2,434	2,132	6,040
Promotional(12)	54	282	1,672
Other	404	362	542
Acquisition costs	$6,435	$7,498	$14,291
The below table summarizes the primary components of acquisition costs for the years presented (in thousands):

	Years Ended December 31,
	2022	2021
Acquisition costs
Compensation and benefits	$20,577	$36,420
Professional services	12,023	18,735
Promotional(12)	2,271	14,269
Other	1,294	6,964
Acquisition costs	$36,165	$76,388
(14) EBITDA is a non-GAAP financial measure. Please see a description of EBITDA under the "Non-GAAP Financial Measures" section of this release for additional information. Below is a reconciliation of net income to EBITDA for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
EBITDA Reconciliation
Net income	$319,082	$232,331	$108,081
Interest expense on borrowings	37,082	33,186	27,121
Provision for income taxes	100,137	74,403	28,478
Depreciation and amortization	54,241	51,669	40,816
Amortization of other intangibles	22,542	22,654	20,373
EBITDA	$533,084	$414,243	$224,869
(15) Adjusted net income and EPS prior to amortization of intangible assets and acquisition costs are non-GAAP financial measures. Please see a description of adjusted net income and EPS prior to amortization of intangible assets and acquisition costs under the “Non-GAAP Financial Measures” section of this release for additional information. Below is a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs for the periods presented (in thousands, except per share data):

	Q4 2022		Q3 2022		Q4 2021
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$319,082	$3.95	$232,331	$2.86	$108,081	$1.32
Amortization of other intangibles	22,542	0.28	22,654	0.28	20,373	0.25
Acquisition costs	6,435	0.08	7,498	0.09	14,291	0.17
Tax benefit	(7,659)	(0.10)	(7,930)	(0.10)	(9,217)	(0.11)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$340,400	$4.21	$254,553	3.13	$133,528	$1.63
Diluted share count	80,875		81,250		81,744

Below is a reconciliation of net income and earnings per diluted share to adjusted net income and EPS prior to amortization of intangible assets and acquisition costs for the years presented (in thousands, except per share data):

	Years Ended December 31,
	2022		2021
	Amount	Per Share	Amount	Per Share
Net income / earnings per diluted share	$845,702	$10.40	$459,866	$5.63
Amortization of other intangibles	87,560	1.08	79,260	0.97
Acquisition costs	36,165	0.44	76,388	0.93
Tax benefit	(32,700)	(0.40)	(41,387)	(0.51)
Adjusted net income / EPS prior to amortization of intangible assets and acquisition costs	$936,727	$11.52	$574,127	7.02
Diluted share count	81,285		81,742
(16) Consists of total advisory and brokerage assets under custody at the Company's broker-dealer subsidiary, LPL Financial.
(17) Assets on the Company's corporate advisory platform are serviced by investment advisor representatives of LPL Financial or Allen & Company of Florida, LLC. Assets on the Company's independent RIA advisory platform are serviced by investment advisor representatives of separate registered investment advisor firms rather than representatives of LPL Financial.
(18) Consists of advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios and Guided Wealth Portfolios platforms.
(19) Consists of total client deposits into advisory or brokerage accounts less total client withdrawals from advisory or brokerage accounts, plus dividends, plus interest, minus advisory fees. The Company considers conversions from and to brokerage or advisory accounts as deposits and withdrawals, respectively.
(20) Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.
(21) Calculated as annualized current period organic net new assets divided by preceding period assets in their respective categories of advisory assets or total advisory and brokerage assets.
(22) During the second quarter of 2022, the Company updated its definition of client cash balances to include CCA and exclude purchased money market funds. CCA balances include cash that clients have deposited with LPL Financial that is included in Client payables in the consolidated balance sheets. Prior period disclosures have been updated to reflect this change as applicable. The following table presents the Company's purchased money market funds for the periods presented (in billions):

	Q4 2022	Q3 2022	Q4 2021
Purchased money market funds	$8.8	$4.2	$1.9
(23) Calculated by dividing revenue for the period by the average balance during the period.
(24) Calculated by dividing interest income earned on cash held in the CCA for the period by the average CCA balance, excluding cash held in CCA that has been used to fund margin lending, during the period. The remaining cash is primarily held in cash segregated under federal or other regulations in the consolidated balance sheets. Cash held in the CCA that has been used to fund margin lending is as follows for the periods presented (in billions):

	Q4 2022	Q3 2022	Q4 2021
CCA balances that have been used to fund margin	$0.5	$0.5	$0.5
(25) Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial.

(26) EBITDA and Credit Agreement EBITDA are non-GAAP financial measures. Please see a description of EBITDA and Credit Agreement EBITDA under the “Non-GAAP Financial Measures” section of this release for additional information. Under the Credit Agreement, management calculates Credit Agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter and in doing so may make further adjustments to prior quarters. Below are reconciliations of trailing twelve month net income to trailing twelve month EBITDA and Credit Agreement EBITDA for the periods presented (in thousands):

	Q4 2022	Q3 2022	Q4 2021
EBITDA and Credit Agreement EBITDA Reconciliations
Net income	$845,702	$634,701	$459,866
Interest expense on borrowings	126,234	116,272	104,414
Provision for income taxes	265,951	194,292	141,463
Depreciation and amortization	199,817	186,392	151,428
Amortization of other intangibles	87,560	85,391	79,260
EBITDA	$1,525,264	$1,217,048	$936,431
Credit Agreement Adjustments:
Acquisition costs and other	$50,685	$58,825	$92,142
Employee share-based compensation	50,050	47,407	$41,844
M&A accretion(33)	10,570	18,742	53,550
Advisor share-based compensation	2,545	2,502	2,324
Loss on extinguishment of debt	—	—	24,400
Credit Agreement EBITDA	$1,639,114	$1,344,524	$1,150,691
(27) Calculated based on the average advisor count from the current period and prior periods.
(28)    Calculated based on the end of period total advisory and brokerage assets divided by end of period advisor count.
(29) Represents amortization expense on forgivable loans for transition assistance to advisors and enterprises.
(30) Refers to active subscriptions related to professional services offerings (CFO Solutions, Marketing Solutions, Admin Solutions, Bookkeeping and Partial Book Sales) and business optimizer offerings (M&A Solutions, Digital Office, Resilience Plans and Assurance Plans), as well as planning and advice services (Paraplanning) for which subscriptions are the number of advisors using the service.
(31) Reflects retention of total advisory and brokerage assets, calculated by deducting quarterly annualized attrition from total advisory and brokerage assets, divided by the prior quarter total advisory and brokerage assets.
(32) Capital expenditures represent cash payments for property and equipment during the period.
(33) M&A accretion is an adjustment to reflect the annualized expected run rate EBITDA of an acquisition as permitted by the Credit Agreement for up to eight fiscal quarters following the close of the transaction.